Exhibit 23.1

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our reports dated March 18, 2002, included in and incorporated by reference in this Form 10-K, into the Company's previously filed Form S-8 Registration Statements (Nos. 33-68604, 33-63773, 333-41336 and 333-57174).

ARTHUR ANDERSEN LLP

Dallas, Texas

April 11, 2002